                                                                     EXHIBIT 3.2
                                                                     -----------

                 BY-LAW AMENDMENT ADOPTED AS OF APRIL 9, 1997

      Section 2 of the By-laws shall be amended by replacing the first sentence thereof with the following sentence:

          The annual meeting of the stockholders of the Corporation shall be held on the fourth Tuesday in April in each year, or on a date within 14 days therof, at such time and place, within or without the State of Delaware, as may be specified in the notice thereof, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of only such other business as is properly brought before such meeting in accordance with these by-laws.

                 BY-LAW AMENDMENTS ADOPTED AS OF APRIL 10, 1997

     Section 6 of the By-laws shall be amended by replacing the first sentence thereof with the following three sentences:

          The holders of a majority of the stock of the Corporation having voting power present in person or by proxy shall constitute a quorum. In the event a quorum is not present, the presiding officer at the meeting or the stockholders present, although less than a quorum, shall have the power to adjourn or postpone such meeting from time to time without notice. In the event that a quorum is present, the presiding officer shall not take any action to adjourn such meeting until all business properly brought before such meeting has been acted upon by the stockholders of the Corporation.

     The By-laws shall be amended by adding a new Section 25 thereto which reads in its entirety as follows:

          Section 25. Neither this Section 25 nor any of the By-law provisions added or changed by consent of stockholders as contemplated by the Consent Statement dated March 3, 1997, provided by H.F. Ahmanson & Company, may be amended or repealed without the affirmative vote of the holders of a majority of the stock of the Corporation having voting power.

                                    BYLAWS

                                      OF

                      GREAT WESTERN FINANCIAL CORPORATION

                 (Formerly Known as Great Western Corporation)

                         (As Amended Through 4/10/97)



                    SECTION 1. In addition to its principal office in the State of Delaware, the Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors shall from time to time determine.


Amended                  SECTION 2.  The annual meeting of the stockholders of
9/26/89, 6/27/95    the Corporation shall be held on the fourth Tuesday
and 4/9/97          in April in each year or on a date within 14 days thereof, at such time and place, within or without the State of Delaware, as may be specified in the notice thereof, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of only such other business as is properly brought before such meeting in accordance with these by-laws. If any annual meeting shall not be held on the day designated or the directors shall not have been elected thereat or at any adjournment thereof, thereafter the Board shall cause a special meeting of the stockholders to be held as soon as practicable for the election of directors. At such special meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

Amended                  SECTION 3. Special meetings of the stockholders of the
9/26/89 Corporation may be held, within or without the State of Delaware, upon notice given by or at the direction of the Board of Directors. Such notice shall state the time, place and purposes of meeting.


Amended                  SECTION 4. In order to be properly brought before any
9/26/89 and         meeting of the stockholders held and pursuant to Section 2,
6/27/95             business (including the election of directors) must be (a)
                    specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, in order for any such business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. In order to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.


Amended                  SECTION 5. Notice of the time and place of every
6/27/95 meeting of stockholders and of the business to be acted on at such meeting shall be mailed by the Secretary or the officer performing his duties, at least ten days before the meeting, to each stockholder of record having voting power and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the

                    Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.


Amended                  SECTION 6.  The holders of a majority of the stock
6/24/86, 3/08/94,   of the Corporation having voting power present in person or
6/27/95 and 4/10/97 by proxy shall constitute a quorum.  In the event a quorum is not present, the presiding officer at the meeting or the stockholders present, although less than a quorum, shall have the power to adjourn or postpone such meeting from time to time without notice. In the event that a quorum is present, the presiding officer shall not take any action to adjourn such meeting until all business properly brought before such meeting has been acted upon by the stockholders of the Corporation. The holders of a majority of the stock present and entitled to vote at a duly qualified meeting of stockholders shall have power to act; unless the matter is one as to which a different vote is specified by applicable law or regulation (other than Section 216 of the Delaware
                    General Corporation Law), in which case the different vote so specified by such law or regulation shall apply. The foregoing provisions of this Section 6 each shall be subject the voting rights of holders of any Preferred Stock of the Corporation and any quorum requirements related thereto.


                         SECTION 7. At every meeting of stockholders each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock held by him and may vote and otherwise act in person or by proxy; but no proxy shall be voted upon more than one year after its date unless such proxy provides for a longer period.


Amended                  SECTION 8.  At least ten days before each election of
3/21/67 directors a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder, shall be made and filed either at a place within the city where the election is to be held and which place shall be specified in the notice of the meeting at which such election is to take place, or if not so specified, at the place where such meeting is to be held. Such list shall be open to the examination of any stockholder during ordinary business hours for a period of at least ten days prior to such election at the place so filed. Such list shall be produced and kept at the time and place of such election and be subject to inspection by any stockholder.

Amended                  SECTION 9.  Certificates of stock shall be of such form
4/20/71 and         and device as the Board of Directors and may elect and
5/28/91             shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant
                    Treasurer or the Secretary or an Assistant Secretary, but in case any such Certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed.


                         SECTION 10. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefor. The Board of Directors may appoint one or more transfer agents and registrar of the stock.


Amended                  SECTION 11.  The Board of Directors shall have the
11/19/68 and        power to close the stock transfer books of the Corporation
2/20/97             for a period not exceeding sixty (60) days preceding the
                    date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors is hereby authorized to fix in advance, a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting, or entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation.

                         Notwithstanding any inconsistent provision which may be
                    contained in these By-Laws, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date upon which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders' meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.


Amended                  SECTION 12.  The affairs of the Corporation shall be
9/26/89, 5/28/91,   managed by a Board consisting of such number of directors
3/23/93 and         as shall be determined from time to time by resolution of a
6/27/95             majority of the number of directors constituting the entire
                    Board of Directors at such time, and in the absence of such determination, the number of directors shall be twelve. The directors shall be divided into three classes as nearly equal in number as possible and the members of each class shall be elected for a term of three years by the stockholders entitled to vote at such election, and each director so elected shall hold office until his or her successor is duly elected and qualified, or until his or her death, or until he or she shall resign or be removed from office. Any director or the entire Board of Directors may be removed, but only for cause, and the vacancies may be filled in accordance with Article NINTH of the Corporation's
                    Certificate of Incorporation.

                         Only persons who are nominated in accordance with the
                    following procedures shall be eligible for election as directors at any meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting or any meeting called for the purpose of electing directors may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
                    Section 12.

                         In addition to any other applicable requirements, such
                    nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. In order to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall contain (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) that person's consent to such nomination,
                    (ii) the name, age, business address and residence address of the person, (iii) the principal occupation or employment of the person, and (iv) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

                         The Chairman of the meeting shall, if the facts
                    warrant, determine and declare to the meeting that the nomination was not made in accordance with the foregoing procedure, and if he should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.


Amended                  SECTION 13.  Meetings of the Board of Directors shall
8/16/66 be held at the times fixed by resolutions of the Board or upon call of the Chairman of the Board or of the President or any five directors and may be held outside the State of Delaware. The Secretary or officer performing his duties shall give reasonable notice (which shall not in any event be less than five (5) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting. Notice by mail or telegraph to the usual business or residence address of the directors not less than the time above specified before the meeting shall be sufficient. One-half of the total number of directors, but not less than five shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Less than such a quorum shall have power to adjourn any meeting from time to time without notice.


Amended                  SECTION 14.  (a)  Any person who was or is a party or
7/22/86 is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of this Corporation, or is or was serving or has agreed to serve at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, shall be indemnified by this Corporation against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                    (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of this Corporation, or is or was serving or has agreed to serve at the request of this Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, shall be indemnified by this Corporation against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of this Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery of Delaware or such other court shall deem proper.

                    (c) Notwithstanding the other provisions of this Section, to the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                    (d) Any indemnification under subsections (a) and (b) of this Section (unless otherwise ordered by a court) shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, or (4) if a Change in Control has occurred and the director, officer, employee or agent seeking indemnification so requests, in a written opinion rendered by independent legal counsel chosen by the person requesting indemnification and not reasonably objected to by the Board of Directors. For purposes of subclause (4) of this subsection (d), "independent legal counsel" shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed substantial services for either this Corporation or the person seeking indemnification within the past five years. The Corporation shall pay the fees of the independent legal counsel. For purposes of this subsection
                    (d), a "Change in Control" shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 act), directly or indirectly, of securities of this Corporation representing 25% or more of the combined voting power of this Corporation's then outstanding securities in a transaction not approved by the Board of Directors sitting immediately prior to such acquisition, (ii) this Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors sitting immediately prior to such transaction or event constitute less than five-sixths of the Board of Directors thereafter, or (iii) during the immediately preceding four years, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                    (e) Costs, charges and expenses (including attorney's fees) incurred by a person referred to in subsections (a) and (b) of this Section in defending a civil or criminal action, suit or proceeding shall be paid promptly by this Corporation in advance of the final determination of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by this Corporation as authorized by the Section. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                    (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for this Corporation, it being the policy of this Corporation that indemnification of the persons specified in subsections (a) and (b) of this Section shall be made to the full extent permitted by applicable law. The indemnification provided by this Section shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Section shall be deemed to be a contract between this Corporation and each director, officer, employee or agent of this Corporation who serves or served in such capacity at any time while this
                    Section is in effect. Any repeal or modification of this Section or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable law shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligation of this Corporation arising hereunder.

                    (g) If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then this Corporation shall nevertheless indemnify each director, officer, employee and agent of this Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of this Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law.


Amended                  SECTION 15.  The Board of Directors, as soon as may be
4/21/81, 3/23/93,   after the election of directors in each year, shall appoint
and 4/19/95         one of their number Chairman of the Board and one of their effective 12/28/95  number President of the Company, and may also appoint one or more Executive Vice-Presidents, Senior Vice Presidents,
                    First Vice Presidents and Vice-Presidents, a Secretary and a
                    Treasurer. The Board of Directors may from time to time appoint one of their number as Vice-Chairman and may appoint such other officers as they deem appropriate. Any person may hold more than one office, except that same person may not hold more than one of the offices of President and Secretary. The Chairman so appointed shall not in such capacity be considered an officer of this Corporation.


                         SECTION 16. The term of office of all officers shall be until the next election of directors and until their respective successors are chosen and qualified, or until they shall die or resign but any officer may be removed from office at any time by the Board of Directors. Vacancies in any office may be filled by the Board at any meeting.


                         SECTION 17. The officers of the Company shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors.


                         SECTION 18. The Board of Directors is authorized to select such depositaries as it shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

                         SECTION 19. The President, or any Vice-President, shall have authority to execute and deliver all contracts or undertakings of the Corporation.


                         SECTION 20. The corporation seal of the Corporation shall be in such form as the Board of Directors shall prescribe.


                         SECTION 21. The fiscal year of the Corporation shall be the calendar year.


                         SECTION 22. Either the Board of Directors or the stockholders may alter or amend these By-Laws at any meeting duly held as above provided, the notice of which includes notice of the proposed alteration or amendment.


Amended                  SECTION 23.  The Board of Directors may from time to
12/19/72 time appoint such number of Directors Emeritus as shall be determined by the Board to be appropriate, who shall serve until the next directors' meeting after the annual election. Directors Emeritus shall be selected from individuals who have previously served as Great Western Financial Corporation directors and have not reached their 77th birthday, and may serve more than one term. The unanimous vote of all directors present at a meeting shall be required to elect a Director Emeritus, such vote to be taken by secret written ballot. Such Directors Emeritus may attend the meetings of the Board of Directors in an advisory capacity, with the privilege of participating in all discussions at such meetings, but without the power to vote. Notices of all meetings sent to directors shall also be sent to Directors Emeritus. Directors Emeritus shall be paid such fees for attendance at meetings of the Board of Directors as shall from time to time be determined by the Board.


Added                    SECTION 24.  The Board of Directors may impose
6/24/86 restrictions on transfer of securities of the Corporation pursuant to the Rights Agreement, dated as of June 24, 1986, by and between the Corporation and Morgan Guaranty Trust Company of New York, as and to the extent required by such Rights Agreement, as amended from time to time.


Added                    SECTION 25.  Neither this Section 25 nor any of the
4/10/97 By-law provisions added or changed by consent of stockholders as contemplated by the Consent Statement dated March 3, 1997, provided by H.F. Ahmanson &

                    Company, may be amended or repealed without the affirmative vote of the holders of a majority of the stock of the Corporation having voting power.